As filed with the Securities and Exchange Commission on ______________________	Registration No. 333-49406

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLACK MOUNTAIN GOLD, INC.
(Name of small business issuer in its charter)

Nevada	1081	36-4349220
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

BLACK MOUNTAIN GOLD, INC. 528 Fon du Lac Drive East Peoria, Illinois 61611 (309) 699-8725	Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant=s executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE
Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Shares of Common Stock: One share	10,000,000	$ 5.00	$ 50,000,000	$ 13,200.00
TOTAL REGISTRATION FEE			$ 50,000,000	$ 13,200.00

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

BLACK MOUNTAIN GOLD, INC.
Shares of Common Stock
No Minimum - 10,000,000 Shares Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 10,000,000 shares of common stock. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of up to 270 days from the effective date.

We are selling our stock through our officers and directors. We have not hired an underwriter.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Price Per Shares	Aggregate Offering Price	Proceeds to Us
Shares	$ 5.00	$ 50,000,000	$ 49,371,800

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It=s illegal to tell you otherwise.

The date of this prospectus is ____________________, 2001.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it doesn=t contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

We are an  pre-exploration  company. We own the exploration rights to 38 properties. Each property equals four unpatented placer mining claims of 160 acres each. All claims are located on federal land managed by the Bureau of Land Management.  We intend to explore for gold and other valuable metals and minerals on our properties. We will search for other properties where ore reserves have been developed that may be for sale or joint venture.

Our administrative office is located at 528 Fon du Lac Drive, East Peoria, Illinois 61611, telephone (309) 699-8725. Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 10,000,000 shares of common stock.
Offering price per share	$ 5.00
Offering period	The shares of common stock are being offered for a period not to exceed 270 days.
Net proceeds to our company	Approximately $49,371,800.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares of common stock outstanding before the offering	9,715,000
Number of shares of common stock outstanding after the offering	19,715,000

 There is no minimum number of shares that must be sold and no escrow of offering proceeds.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock

Risks Associated with Our Company:

 1. Our auditors have issued a going concern opinion which means we may be out of business within twelve months. If this happens you will loose your investment.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. If we go out of business, you will lose your investment.

2. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

We were incorporated in February 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception  through March 31, 2001 is $1,149,538.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon

* our ability to locate a profitable mineral property
* our ability to generate revenues
* our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. Because our management has no significant training or experience exploring or mining gold placer exploration, we will have to hire others with training and experience in exploring and mining gold placer exploration.

Because our management has no significant training or experience exploring or mining placer mine, we will have to hire persons with technical training and/or experience exploring or mining placer mine. If we are unable to find and hire persons with technical training we may have to suspend or cease our operations.

 4. We have considerable doubt about our ability to continue as a going concern.

The company has been in the exploration stage since its inception and has no revenues. The company=s continued viability is dependent upon the company=s ability to meet its future financing requirements and the success of future operations. These factors raise considerable doubt about the company=s ability to continue as a going concern. See "Independent Auditor=s Report."

5. We have no known mineral reserves and if we cannot find any we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot develop the mineral reserve, either because we do not have money to do it or because it will not be economically feasible to do it, we will have to cease operations an you will loose your investment.

6. Weather interruptions in the state of Arizona may affect and delay our proposed exploration operations.

Our proposed exploration work can only be performed approximately ten months out of the year. This is because extreme heat in July and August may prolong or prevent exploration.

7. Because we are small and do not have much capital, we must limit our exploration.

Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

8. We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

9. We may not have enough money to complete our exploration or acquire other properties that are for sale or joint venture.

We may not have enough money to complete the exploration of our property or purchase or joint venture properties with ore reserves that may be brought to our attention. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can=t raise it, we will have to suspend or cease operations.

10. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Messrs. Runyon, Roemer or Steeves are officers or directors, a direct conflict of interest could result. If such an event occurs, each officer and director will abstain from involvement with every company each is involved, including us.

Risks Associated with This Offering:

11. After this offering, control of the company will remain with Messrs. Runyon, Roemer and Steeves which may inhibit a change of control.

Even if we sell all 10,000,000 shares of common stock in this offering, Messrs. Runyon, Roemer and Steeves will still own or control 6,750,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Runyon, Roemer and Steeves will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

12. Messrs. Runyon, Roemer and Steeves=s control can have a depressive effect on the market price of stock.

Because Messrs. Runyon, Roemer and Steeves will control us after the offering, regardless of the number of shares sold, the value attributable to the right to vote is gone. This could result in a reduction in the market value to the shares you own because of the ineffective voting power.

13. Messrs. Runyon, Roemer and Steeves will receive a substantial benefit from your investment.

Messrs. Runyon, Roemer and Steeves, our officers and directors, will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at  $4,500. Such value was determined by us.  You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs. Runyon, Roemer and Steeves will lose only approximately  $4,500.

14. Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

15. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

16. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 7,775,000 shares of stock were issued to our officers and directors or entities controlled by them. They paid an average price of $0.024 per share. They will likely sell a portion of their stock if the market price goes above $5.00. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of  $628,200 will be $49,371,800  if all of the shares are sold. The first $133,200 raised will be used for offering expenses. We will use the net proceeds as follows:

	25%	50%	75%	100%
Amount raised	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Allocation Offering expenses Exploration Equipment Working capital	$ 350,000 $11,158,200 $ 241,000 $ 750,000	$ 450,000 $23,558,200 $ 241,000 $ 750,000	$ 500,000 $36,008,200 $ 241,000 $ 750,000	$ 628,200 $48,380,800 $ 241,000 $ 750,000

Exploration expenditures consist of consulting services, costs of obtaining geologic literature, and costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels.

 Equipment to be purchased consists of desks, chairs, filing cabinets, computers, GPS units, vehicles and survey instruments.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary for secretary and office workers, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgement of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a maximum of $50,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

* our lack of operating history
* the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
* our relative cash requirements.

 MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our shares of common stock. There are no outstanding options or warrants to purchase, or securities convertible into our common stock with the exception of 10,000,000 class A preferred shares which are convertible into shares of common stock. Each preferred share is convertible into one share of common stock automatically one year after the completion of this public offering.

Currently, 9,715,000 shares of common stock are outstanding. The 9,715,000 common shares and 10,000,000 class A preferred shares are restricted securities and will be eligible for sale pursuant to Rule 144 of the Securities Act of 1933 beginning in March 2002..

We are offering up to 10,000,000 shares of common stock in this offering. Because there is no public market for our shares, this public offering will not have a material effect on the market price of our common stock.

We have no proposed symbol for listing on the OTC bulletin board and we do not have a market-maker for our common or preferred shares.

No cash dividends have been declared by us since our inception or any period after the date of our financial statements on June 30, 2001.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2001, the net tangible book value of our shares of common stock was $(66,338) or approximately $(0.01) per share based upon 9,715,000 shares outstanding, since the Company had a net stockholders= deficit of $56,338.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 19,715,000 common shares to be outstanding will be $49,933,662, or approximately $2.53 per common share. The net tangible book value of the shares held by our existing stockholders will be increased by $2.54 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $2.53 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 17,215,000 common shares to be outstanding will be $37,433,662, approximately $2.17 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $2.18 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $2.17 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 14,715,000 shares to be outstanding will be $24,933,662, or approximately $1.69 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.70 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $1.69 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 12,215,000 shares to be outstanding will be $12,433,662, or approximately $1.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.03 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $1.02 per share.

After completion of this offering, if 10,000,000 shares are sold, you will own approximately 50.72% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000,000, or $5.00 per share. Our existing stockholders will own approximately 49.28% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,086,266, or approximately $0.11 per share.

After completion of this offering, if 7,500,000 shares are sold, you will own approximately 43.56% of the total number of shares then outstanding shares for which you will have made a cash investment of $37,500,000 or $5.00 per share. Our existing stockholders will own approximately 56.44% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,086,266, or approximately $0.11 per share.

After completion of this offering, if 5,000,000 shares are sold, you will own approximately 33.98% of the total number of shares then outstanding shares for which you will have made a cash investment of $25,000,000 or $5.00 per share. Our existing stockholders will own approximately 66.02% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,086,266, or approximately $0.11 per share.

After completion of this offering, if 2,500,000 shares are sold, you will own approximately 20.47% of the total number of shares then outstanding shares for which you will have made a cash investment of $12,500,000, or $5.00 per share. Our existing stockholders will own approximately 79.53% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,086,266, or approximately $0.11 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders

Price per share
Net tangible book value per share before offering
Net tangible book value per share after offering
Increase to present stockholders in net tangible book value per share after offering
Capital contributions
Number of shares outstanding before the offering
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

$ 0.11 $ (0.01) $ 2.53 $ 2.54 $ 1,086,266 9,715,000 9,715,000 49.28%

Purchasers of Shares in this Offering if all Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 5.00 $ 2.47 $50,000,000 10,000,000 50.20%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 5.00 $ 2.83 $37,500,000 7,500,000 43.56%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 5.00 $ 3.31 $25,000,000 5,000,000 33.98%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 5.00 $ 3.98 $12,500,000 2,500,000 20.47%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 10,000,000 shares of common stock  by direct placement,  no minimum, 10,000,000 shares of common stock maximum. The offering price is $5.00 per share. There is no minimum number of shares of common stock that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of up to 270 days from the effective date.

There is no minimum number of shares of common stock that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The persons are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The persons are not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The persons are not at the time of their participation, an associated person of a broker-dealer; and,

4. The persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not subject to disqualification, are not being compensated, and are not associated with a broker-dealer. Our officers and directors are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. Our officers and directors have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

 Penny Stock Rules

Our common stock may be defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we may be a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers may not be willing to make a market in our stock.

Broker/Dealer

If we engage a broker/dealer to help in our selling effort we will file a post-effective amendment to disclose the details.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "BLACK MOUNTAIN GOLD, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber,

without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on February 23, 2000. We are engaged in exploration of properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 528 Fon du Lac Drive, East Peoria, Illinois 61611. Our telephone number is (309) 699-8725. Our offices are leased from  528 Fon du Lac Drive LLC. on a month to month basis and our monthly rental is $500.00.

Background

We own the exploration rights to 38  groups of association placer claims, which make up our property.  Each property equals four  association placer claims  of 160 acres each. The properties are located in La Paz, Maricopa and Yuma Counties, Arizona. All claims are located of federal land managed by the Bureau of Land Management. The claims were acquired from 22  exploration  companies that are owned or controlled by Dale Runyon, our chairman of the board of directors. The properties were exchanged for restricted shares of common stock, A warrants and B warrants. The transaction was not at arm=s length. The number of shares and warrants which were exchanged for the claims was arbitrarily determined by Mr. Runyon and ratified by  all of  our board of directors.

 Association placer claims are only claims to valuable minerals in unconsolidated materials near the surface of claims; and they do not include valuable lode minerals in the underlying rocks. Therefore we have no claim to veins or other lode mineral deposits under our claims.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that commercially viable mineralized material, or a reserve, exists on our property. We will not be able to make such a determination until exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

We have no known reserves on any of our property and our proposed program is exploratory in nature.

Acquisition of the Claims


The following table sets forth the claims acquired by us; Mr. Runyon=s relationship to the seller; the claim name; and, common stock, A warrants and B warrants received by the seller:

Name	Claims	Common Stock	A Warrant	B Warrant
Baragan Mountain Mining, LLC Mr. Runyon, Director	Red Raven II 3-1, 3-2, 3-3, 3-4	50,000	50,000	50,000
Bosque Mining LLC Mr. Runyon, Manager	Bosque 3-3, 3-4, 10-1, 10-2, 30-3, 30-4, 31-1, 31-2	100,000	100,000	100,000
Cactus Valley Corp Mr. Runyon, Director	II Margaret 32-2, III Julia 32-3, Doug 32-4, Larry 6-2	50,000	50,000	50,000
Charco Tank Mining LLC Mr. Runyon, Manager	Charco Tank 18-3, 18-4, 19-1, 19-2, 17-3, 17-4, 20-1, 20-2	100,000	100,000	100,000
Coyote Peak Mining LLC Mr. Runyon, Manager	Coyote Peak 28-1, 28-2, 28-3, 28-4	50,000	50,000	50,000
Coyote Well Mining LLC Mr. Runyon, Manager	Coyote Well 3-1, 3-2, 3-3, 3-4 4-2, 4-4, 10-1, 10-2	100,000	100,000	100,000
Getzwell Mining LLC Mr. Runyon, Member	Getzwell 28-1, 28-2, 28-3, 28-4, 33-1, 33-2, 29-2, 29-4	100,000	100,000	100,000
Hidden Valley Mining LLC Mr. Runyon, Member	Salome 14-1, 14-2, 14-3, 14-4, Socorro 19-1, 19-2, 30-1, 30-2, Winchester 8-1, 8-2, 8-3, 8-4, Low Mountain 29-1, 29-2, 29-3, 29-4, Happy Camp 8-1, 8-2, 8-3, 8-4	250,000	250,000	250,000
Little Horn Mining LLC Mr. Runyon, Manager	Little Horn 2-1, 2-2, 2-3, 2-4	50,000	50,000	50,000
Lost Horse Peak, a Trust Mr. Runyon, Trustee	Lost Horse Peak 4-3, 4-4, 9-1, 9-2, 3-3, 3-4, 10-1, 10-2	100,000	100,000	100,000
Meltop Mining LLC Mr. Runyon, Manager	Meltop 29-1, 29-2, 29-3, 29-4	50,000	50,000	50,000
Mike Mining LLC Mr. Runyon, Manager	Mike 6-1, 6-2, 6-3, 6-4	50,000	50,000	50,000
Peoria Precious Metals, Inc. Mr. Runyon, Director	Peoria II 33-1, 33-2, 33-3, 33-4	50,000	50,000	50,000
Phoenix International Mining, Inc. Mr. Runyon, CEO	Laposa 28-1, 28-2, 28-3, 28-4, Vekol Valley 3-1, 3-2, 3-3, 3-4, Vekol Valley 27-1, 27-2, 27-3, 27-4	3,500,000	100,000	100,000
RFS Mining LLC Mr. Runyon, Manager	SRFII 30-1, 18-3, 19-1, 19-3	50,000	50,000	50,000
Tank Mountain Gold Mr. Runyon, Manager	Palomas 25-1, 25-2, 25-3, 25-4 12-1, 12-2, 12-3, 12-4	100,000	100,000	100,000
Uranco Mining LLC Mr. Runyon, Manager	Red Raven 34-2, 34-3, 34-4, 35-1	100,000	100,000	100,000
Uranco Trust #1 Mr. Runyon, Trustee	Red Raven 2-1, 2-2, 2-3, 2-4, 3-2, 3-4, 11-1, 11-2	750,000
Lost Horse Peak Mining LLC Mr. Runyon, Manager	Lost Horse Peak 11-1, 11-2, 11-4, 12-1	750,000
Maxam Gold Corporation Mr. Runyon, CEO	Coyote Peak 2-1, 2-2, 2-3, 2-4, 3-1, 3-2, 3-3, 3-4, 4-1, 4-2, 4-3, 4-4, 10-1, 10-2, 11-1, 11-2	1,000,000
Black Mountain Mining, LLC Mr. Runyon, Manager	Black Mountain 34-1, 34-2, 34-3, 34-4, 35-1, 35-2, 35-3, 35-4	1,000,000


Each entity named above staked the claims that they assigned to us. All annual assessment work has been filled for each claim each year since the claims were staked.

Location and Access

The claims comprising our property are as follows:

ARIZONA
1. Group 1
2. Group 2
3. Group 3
4. Group 4
5. Group 5
6. Group 6
7. Group 7
8. Group 8
9. Group 9
10. Group10
To Ely
To Ely
To Salt Lake City
To Panguitch
To Capitol Reef
To Montcello
To Tonopah
To Tonopah-Reno
To Barstow
To Barstow
To Palm Springs - Los Angeles
To San Diego
UTAH
UTAH
NEVADA
CALIFORNIA
NEW MEXICO
NEW MEXICO
REPUBLIC OF MEXICO
ARIZONA STRIP
Cedar City
St. George
Zion NAT'L PARK
BRYCE CANYON NAT'L PARK
CEDAR BREAKS NAT'L MON.
GLEN CANYON NATIONAL RECREATION AREA
NATURAL BRIDGES NAT'L MON.
FOUR CORNERS NAT'L MON.
KAIBAB INDIAN RES.
PIPE SPRING NAT'L MON.
Fredonia
Colorado City
Page
Marble Canyon
Jacob Lake
KAIBAB PLATEAU
NAVAJO INDIAN RESERVATION
NAVAJO NAT'L MON.
Kayenta
Mexican Water
Teec Nos Pos
CHUSKA MTS.
Kaibito
KAIBITO PLATEAU
Lukachukai
Many Farms
Chinle
CANYON DE CHELLY NAT'L MON.
HOPI INDIAN RESERVATION
Pinon
Tuba City
Moenkopi
MOENKOPI PLATEAU
Oraibi
Second Mesa
Keams Canyon
NAVAJO INDIAN RES.
Ganado
Ft. Defiance
Window Rock
St. Michaels
Gallup
Dilkon
Cameron
PAINTED DESERT
LAKE MEAD NAT'L REC. AREA
Las Vegas
N. Las Vegas
Henderson
Boulder City
GRAND CANYON NATIONAL PARK
HAVASUPAI INDIAN RESERVATION
Supai
North Rim
Desert View
Tusayan
COCONINO PLATEAU
HUALAPAI INDIAN RESERVATION
Peach Springs
Truxton
Valentine
HUALAPAI INDIAN RES.
Seligman
Dolan Springs
Kingman
Bullhead City
Laughlin
Oatman
Mohave Valley
Valle
Williams
Ash Fork
Parks
Bellemont
Flagstaff
SAN FRANCISCO MTS.
WUPATKI NAT'L MON.
SUNSET CRATER NAT'L MON.
WALNUT CANYON NAT'L MON.
Winslow
Joseph City
Holbrook
PETRIFIED FOREST NAT'L PARK
Chambers
Sanders
Lupton
Leupp
NAVAJO INDIAN RES.
Sedona
TUZIGOOT NAT'L MON.
Clarkdale
Jerome
Cottonwood
Chino Valley
Paulden
Prescott
Prescott Valley
Camp Verde
Rimrock
Lake Montezuma
Munds Park
HUALAPAI INDIAN RES.
Yucca
Wikieup
HUALAPAI MTS.
AQUARIUS MTS.
Bagdad
Nothing
Havasu
Lake Havasu City
Parker
Hillside
Kirkland
Wilhoit
Yarnell
Congress
Wickenburg
Cordes Jct.
Crown King
Black Canyon City
BRADSHAW MTS.
Strawberry
Pine
Payson
Heber
Overgaard
Snowflake
Taylor
Concho
St. Johns
Show Low
Pinetop-Lakeside
McNary
Springerville
Eager
FORT APACHE INDIAN RESERVATION
Cibecue
Whiteriver
Ft. Apache
WHITE MTS.
Alpine
Hannagan Meadow
SAN CARLOS INDIAN RESERVATION
San Carlos
Peridot
Globe
Miami
Claypool
Superior
Young
SIERRA ANCHAS
MAZATZAL MTS.
TONTO NAT'L MON.
Roosevelt
Punkin Center
New River
Cave Creek
Carefree
FORT McDOWELL INDIAN RES.
Fountain Hills
SALT RIVER INDIAN RES.
Phoenix
Sun City
Glendale
Peoria
Scottsdale
Mesa
Tempe
Chandler
Gilbert
Apache Jct.
Queen Creek
Chandler Heights
GILA RIVER INDIAN COMMUNITY
Sacaton
Florence
Coolidge
CASA GRANDE RUINS NAT'L MON.
Casa Grande
Maricopa
Stanfield
Eloy
Picacho
Kearny
Hayden
Winkelman
Dudleyville
Mammoth
Oracle
San Manuel
Marana
Oro Valley
SAGUARO NAT'L MON.
Tucson
South Tucson
Vail
Benson
Willcox
Safford
Thatcher
Pima
Clifton
Morenci
Duncan
Bowie
San Simon
DOS CABEZAS MTS.
CHIRICAHUA NAT'L MON.
Cochise
Dragoon
St. David
Tombstone
Sierra Vista
Bisbee
Douglas
Naco
Nogales
Patagonia
Sonoita
Green Valley
Sahuarita
CORONADO NAT'L MEMORIAL
SAN BERNARDINO NAT'L WILDLIFE REFUGE
SAN PEDRO RIPARIAN NAT'L CONS. AREA
BUENOS AIRES NAT'L WILDLIFE REFUGE
SAN XAVIER INDIAN RES.
TUMACACORI NAT'L MON.
Sasabe
Arivaca
Rio Rico
Robles Jct.
TOHONO O'ODHAM NATION (PAPAGO)
Sells
Santa Rosa
Quijotoa
Why
Ajo
Lukeville
ORGAN PIPE CACTUS NATIONAL MONUMENT
CABEZA PRIETA NATIONAL WILDLIFE REFUGE
BARRY M. GOLDWATER AIR FORCE RANGE
Gila Bend
GILA BEND INDIAN RES.
MARICOPA AK-CHIN INDIAN RES.
Buckeye
Goodyear
Avondale
Litchfield Park
Tolleson
Tonopah
Wintersburg
Aguila
Wenden
Salome
Hope
Vicksburg
Quartzsite
Ehrenberg
Bouse
HARQUAHALA MTS.
GILA BEND MTS.
KOFA NATIONAL WILDLIFE REFUGE
KOFA MTS.
CIBOLA NAT'L WILDLIFE REFUGE
Cibola
IMPERIAL NAT'L WILDLIFE REFUGE
Martinez Lake
FORT YUMA INDIAN RES.
Winterhaven
Yuma
COCOPAH INDIAN RES.
Somerton
Gadsden
San Luis
Wellton
Tacna
Dateland
Sentinel
Mobile
Chuichu
Arizona City
Red Rock
Mesquite
Littlefield
Caliente
Enterprise
Alamo
Overton
Searchlight
Temple Bar
Meadview
Fredonia
Hurricane
Washington
Kanab
Mt. Carmel Jct.
Big Water
Blanding
Bluff
Mexican Hat

BLACK MOUNTAIN CLAIMS

COYOTE PEAK CLAIMS

MOUNTAINS
32
33
34
35
T 3 N
PIPELINE
RANEGRAS
4
3
2
10
11
1
2
3
4

LEGEND/DESCRIPTION	BLACK MOUNTAIN GOLD, INC 528 Fon Du Lac Drive East Peoria, IL 61611 BMG
BLACK MOUNTAIN CLAIMS Secs. 34 & 35; T. 3 N.;R. 13 W. **COYOTE PEAK CLAIMS** Secs. 2,3,4 and N1/2 Secs. 10 & 11 T. 2 N.; R. 13 W.	TITLE: **Index map of Placer Claims** PROJECT: **BLACK MOUNTAIN** STATE: **ARIZONA** COUNTY: **LA PAZ**
SCALE: 0 ½ 1 Mile	DATE: **MAY 2000**

EXHIBIT "E"

Group 1 Claims:

1. Black Mountain (Black Rock); T.3 N., R.13W, G&SR Meridian. 8-160 acre claims or 1,280 acres.
2. Coyote Peak; T.2 N., R.13 W, G&SR Meridian. 16-160 acre claims or 2,560 acres.
3. Coyote Well; T.2 N., R.14 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.
4. Charco Tank; T.3 N., R.14 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.

5. Mike; T.2 N., R.12 W., G&SR Meridian. 4-160 acre claims or 640 acres.
6. Little Horn; T.1 N., R.13 W., G&SR Meridian. 4-160 acre claims or 640 acres.

The above Group 1 Claims contain a total of 7,680 acres.

Location and access

The Group 1 claims are located in Las Paz County, Arizona, about 50 miles east of Blyth, California south of exit 53 on the Interstate highway 10 going to Phoenix. Various gravel/dirt roads go south into the claim group area.

Present Condition

These mining prospects were acquired from the previous owner who had conducted limited exploration. It was reported that anomalous precious and base metals were found in some of the alluvial placer deposits found on the properties along the major drainage away from the mineralized mountains.

To date, no exploration has been conducted by us.

Geology

The area is largely Quaternary alluvium consisting of gravels, sand, silt, and clays at depth. The outcrops consist of the following:

* Quaternary Basalt
* Quaternary Dikes and Plugs
* Cretaceous Andesites
* Cretaceous Kofa Volcanics
* Mesozoic Granites
* Mesozoic Schists
* Paleozoic Limestones, Shales, Siltstones, and Sandstones.

Claim Selection

The area was selected for possible alluvial deposits of gold and silver.  Alluvial deposits are deposits of mineralized material occurring from the flow of water.  Claim group areas were selected from the drainage patterns away from the mineralized mountain outcrops.

Group 2 Claims

The Group 2 claims consist of five sub-groups of claims as follows:

1. Winchester; T.6 N., T.12 W. G&SR Meridian. 4-160 acre claims or 640 acres.
2. Low Mountain; T.7 N., R.12 W., G&SR Meridian. 4-160 acre claims or 640 acres.
3. Happy Camp; T.7 N., R.11 W., G&SR Meridian. 4-150 acre claims or 640 acres.
4. Socorro Peak; T.6 N., R.11 W., G&SR Meridian. 4-160 acre claims.
5. Salome; T.6 N., R.13 W., G&SR Meridian. 4-160 acre claims or 640 acres.

The above Group 2 claims contain a total of 3,200 acres.

Location and access

The Group 2 claims are located in McMullen Valley near Wenden, La Paz County, Arizona. Wenden is on state highway 60 northeast of Salome, Arizona. A paved road going north of Wenden gives access to most of the claim area.

Present Condition

To date no exploration has been conducted by us.

Geology

There is considerable Quaternary alluvium consisting of coarse gravels, sands, and silts. The abundant outcrops consist of the following:

* Laramide granite
* Precambrian schist.

Claim Selection

The final decision for the selection of these claims was made by Dale Runyon, our chairman of the board of directors.

Group 3 Claims

The Group 3 Claims consist of four sub-groups of claims as follows:

1. Meltop; T.2 S.,R.3 W., G&SR Meridian. 4-160 acre claims or 640 acres.
2. Rainbow; T.3 S., R.1 W., G&SR Meridian. 4-160 acre claims or 640 acres.
3. Mobile; T.3 S., R.1 E., G&SR Meridian. 4-160 acre claims of 640 acres.
4. Rainbow Valley; T.3 S., R.2 W., G&SR Meridian. 4-160 acre claims or 640 acres.

The above Group 3 Claims contain a total of 2,560 acres.

Location and access

The Group 3 Claims are located about 25 miles northeast of Gila Bend, Maricopa County, Arizona along state highway 85 in the Little Rainbow Valley on the northeast flanks of the Maricopa Mountains.

Present Condition

To date no exploration has been conducted by us.

Geology

There is abundant Quaternary gravels, sand, and silt in the claim area. The outcrops consist of the following:

* Precambrian granite
* Precambrian schists.

 Claim Selection

The final claim selection was made by Dale Runyon, our chairman of the board of directors.

Group 4 Claims

The Group 4 claims consist of two sub-groups of claims as follows:

1. Lost Horse Peak; T.7 S., R.1 W., G&SR Meridian 12-160 acre claims or 1,920 acres.
2. Getzwell; T.7 S., R.2 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.

The above Group 4 Claims contain a total of 3,200 acres.

Location and access

These Group 4 Claims are located about 20-miles east of Gila Bend, Arizona in Maricopa County, along Interstate 8 on the south side. Numerous dirt roads access the claim area. The claims are on the northeast flanks of the Sand Tank Mountains.

Present Condition

To date, no exploration has been conducted by us to test these reports.

Geology

Quaternary gravels, sand, silt, and clays at depth are abundant in the area, with some limited outcrops of the following:

* Quaternary basalt
* Laramide granite
* Cretaceous sauceda volcanics.

Claim Selection

 The final claim selection was made by Dale Runyon our Chairman of the Board.

Group 5 Claims

The Group 5 Claim consist of one sub-group of claims as follows:

1. Vekol Valley; T.8. S., R.1 E., G&SR Meridian. 4-160 acre claims or 640 acres.

Location and access

This Group 5 Claim is located about 28-miles east of Gila Bend, Arizona in Maricopa County along Interstate 8 at exit 44. The claim is south of the Interstate 8 along a main dirt road that goes south through the claim group. The road and claims parallel Vekol Wash which is normally dry.

Present Condition

To date, no exploration has been conducted by us.

Geology

Quaternary gravels, sand, sift, and clays at depth are found in the washes and mainly on these claims. The major outcrops are as follows:

* Precambrian schist.

Claim Selection

 Dale Runyon made the final decision concerning the selection of this claim group.

Group 6 Claims

The Group 6 Claims consist of three sub-groups of claims as follows:

1. Red Raven; T.3 S., R.12 W., G&SR Meridian. 4-160 acre claims or 640 acres.
2. Red Raven 11, T.4 S., R.12 W., G&SR Meridian. 4-160 acre claims of 640 acres.
3. Palomas; T.2 S., R.13 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.

The above Group 6 Claims contain a total of 2,560 acres.

Location and access

The Group 6 Claims are accessed by a dirt road going northwest from Hyder, Arizona in Yuma County. The claims are in the Palomas Plain and Hoodoo Wash. The Hyder road goes north of Interstate 8 at Dateline, Arizona.

Present Condition

 There has been no exploration conducted on this alluvial area by us.

Geology

Quaternary gravel, sand, silt, and clay at depth are the principal geologic feature along the washes. The few outcrops are as follows:

* Quaternary basalt
* Laramide sandstone, shale, and conglomerate
* Cretaceous Kofa volcanics
* Mesozoic gneiss.

Claim Selection

 Dale Runyon, our chairman of the board, made the final selection of these claims.

Group 7 Claims.

The Group 7 Claims consist of two sub-groups of claims as follows:

1. Bosque; T.5 S., R.3 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.
2. SRF 11; T.6 S., R.3 W., G&SR Meridian. 4-160 acre claims or 640 acres.

The above Group 7 Claims contain a total of 1,920 acres.

Location and access

The Group 7 Claims are located about seven miles east of Gila Bend, Arizona in Maricopa County along Interstate 8. Numerous dirt roads access the claim areas. The claims are along the southwest slope of the Maricopa Mountains.

Present Condition

To date, no exploration has been conducted on these claims by us.

Geology

Quaternary gravel, sand, silt, and clays at depth are present along the washes. The outcrops in the area are as follows:

* Quaternary basalt
* Precambrian granite.

Claim Selection

 Dale Runyon made the final selection of these claims.

Group 8 Claims

The Group 8 claims consist of two sub-groups of claims as follows:

1. Cactus Valley; T.1 S., R.11 W., G&SR Meridian. 2-160 acre claims or 320 acres.
2. Cactus Valley; T.2 S., R.11 W., G&SR Meridian. 2-160 acre claims or 320 acres.

The above Group 8 Claims contain a total of 640 acres.

Location and access

These Group 8 Claims are located near Clanton Well which is north of Hyder, Arizona in Yuma County. Various dirt roads go north from Hyder to the claim area which is about 17-miles north.

Present Condition

To date, no exploration has been conducted on these claims by us.

Geology

Quaternary gravels, sand, silt, and clay at depth cover much of the claim area. The outcrops present in the area are as follows:

* Quaternary basalt.
* Tertiary sandstone, shale, and conglomerates.
* Cretaceous Andesites
* Cretaceous Kofa volcanics
* Mesozoic gneiss
* Precambrian schist.

Claim Selection

 These claims were selected by Dale Runyon.

Group 9 Claims.

The Group 9 Claim consist of one sub-group of claims as follows:

* Peoria; T.6 S.,R.4 W., G&SR Meridian. 4-160 acre claims of 640 acres.

Location and access

The Group 9 Claim is located about eight miles south of Gila Bend, Arizona in Maricopa County. The main feature in the claim area is the Quilotosa Wash.

Present Condition

To date, no exploration has been conducted on these claims by us.

Geology

Quaternary gravels, sand, silt, and clay at depth are the only material in the claim area, although the detritus sources to the south consist of various granitic and volcanic rocks, as well as tactites and intrusives.

Claim Selection

 The final selection of the claim area was made by Dale Runyon.

Group 10 Claims

The Group 10 claim consist of one sub-group as follows:

1. LaPosa; T.1 S., R.19 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.

Location and access

The claim is just to the west of state highway 95 about 25-miles south of Quartzite, Arizona in Yuma County (see map). Dirt roads give access to the claims. The claim is between the Chocolate and the Castle Dome Mountains.

Present Condition

To date, no exploration has been conducted on these claims by us.

Geology

The wash and main claim area consists of Quaternary gravels, sand, silt, and some clays at depth. The outcrops are Cretaceous Andesites.

Claim Selection

 The final selection of this claim group was made by Dale Runyon.

Our Proposed Exploration Program

We conduct exploration to determine what precious metal minerals if any, exist in the alluvial sediments on our properties and if any mineralized material which is found, can be economically extracted and profitably processed.

The exploration program is designed to systematically and economically explore and evaluate our properties. We do not claim to have minerals or alluvial reserves at this time on any of our properties. Each property will be ranked by utilizing relevant information available and quantifying the potential for discovery by management with input from contracted consultants. Each site will be evaluated at some point with the initial prospect site evaluating the exploration methods to be used.

Testing will confirm the presence of alluvial environments.  Mapping of potential alluvial channels will be done with the most practical direct and indirect methods that include but are not limited to geologic mapping, aerial photography, infra red imagery, drilling, coring, trenching and backhoe pits for confirmation of channel systems and calibration of indirect geophysical methods such as electromagnetics (EM), magnetics, ground penetrating radar, etc. and geochemistry utilizing trace elements, heavy minerals, etc.

We intend to implement an evaluation and exploration program in the following four phases on several properties determined by the amount of money raised in the initial public offering and the result of phase I:

Phase 1

This phase will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites and conclude with on site evaluations. We have recently initiated the gathering of available geologic data and reports that document the geology of the mountains adjacent to the sediments of the valley alluvial material.

Each property will be ranked by utilizing relevant information available and quantifying the potential for discovery by management with input from contracted consultants. The research task will identify the most favorable prospect to initiate the mapping, sampling, geophysics and geochemical studies. The Phase 1 program will include contracting with geological, engineering, and laboratory consultants and facilities. We estimate that the time frame for the initial research and field studies will be three months in the field and up to an additional one to three months to compile the data.

When the research is completed, our initial fieldwork will focus on the most favorable prospect area to include geologic confirmation and mapping of target areas on our claims. Existing workings, like trenches and prospect pits will be examined. If an apparent alluvial zone is identified and narrowed down to as specific area by the studies, we will begin pitting with a backhoe in a small area or trenching across the area to confirm a favorable geologic setting for an alluvial channel. A prospecting trench would be the next task and can be approximately 50-150 feet long and 10-20 feet wide. These dimensions allow for a thorough examination of the alluvial channels to characterize the lithology and the geologic setting. Once a trench is excavated and the geology is mapped, photographed and interpreted, sufficient samples are taken, examined and analyzed for the presence of potential economic minerals, which will also include trace element geochemistry, A preliminary geophysical survey utilizing sensitive electromagnetic (EM), magnetic and resistivity methods could be conducted to calibrate the various techniques to the known geology. Qualified professionals will conduct the interpretation of the available and acquired data from the various tests, which will aid in determining whether or not the prospect has economic potential and whether further exploration is warranted.

Phase 1 will take about 4-6 months and cost up to  $135,000:

Phase 2

Phase 2 will be done  on one or more properties  if the results to Phase I confirm the presence of precious metals. Phase 2 will involve a thorough review of the results of Phase 1 trenching, pitting, drilling, etc. to confirm that geophysical and geochemical testing can be utilized to conduct non-intrusive exploration of larger areas of the properties. The geophysics will utilize methods that have shown success in identifying alluvial channels and mire mineral deposits. The methods ultimately utilized will be calibrated to the types of geology at the target site and surveys will be conducted to provide a three (3) dimensional interpretation of the buried alluvial sediments. Geochemistry will also be calibrated during Phase I and if appropriate, a large grid test program will be conducted in conjunction with the geophysical program. We have identified an Arizona based registered geophysicist to conduct the field programs on the properties.

Additional trenching and bulk sampling will be done in this phase to test processing methods and procedures for recovery of the free gold. All this work will be done with qualified engineers, consultants and at industry recognized facilities.

Phase 2 could take 6-9 months on the most favorable prospect and cost up to  $450,000 per property tested.

Phase 3

This phase will be done if confirmation of precious metals is sufficiently quantified to justify the increased level of development studies. This is a pre-feasibility study, which will include an expanded program of defining the depth, width and length of the resource, evaluating processing and recovery procedures and presenting an estimate of permitting, mining and processing costs. The specific studies included in Phase 3 would be better defined after the completion of Phase 1 & 2, which will provide the in sight to the most successful methods to use in confirming the mineralized material.

Phase 3 will be conducted by an independent third party, who would conduct the appropriate studies for the preparation of the report. The independent third party will develop the pre-feasibility report for estimating the amount of financing required to develop the project.

Phase 3 could take up to 6 months and cost up to  $500,000 per property tested.

 Phase 4

This phase will be done by contracting with an independent engineering firm to develop a feasibility study to determine if the property under study will justify offering the property at a major mining company for a potential lease or joint venture.

Phase 4 could take twelve to eighteen months and cost up to $2,000,000 for each feasibility study.

The estimated costs of the exploration program and feasibility study were developed from estimates received from geologists, engineers and service companies experienced in geophysics, laboratories, and testing of process methods and the conduct of feasibility studies. The combined Phase 1, 2, 3 and 4 could take from 28 to 33 months to complete at an estimated cost of $3,000,000. Some of the prospectus may not proceed past the Phase I research and initial testing.

The success of the evaluation and exploration program on the initial prospects will support the development of the program tasks for evaluating the balance of our prospects.

Exploration and Environmental Matters

The prospecting on our claims is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management (BLM) office of the Department of Interior. Obtaining permits for minimal disturbance as envisioned by this exploration program will require making the appropriate application and filing of the bond to cover the reclamation of the test areas. From time to time, an archeological clearance may need to be contracted to allow the testing program to proceed.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

John Yellich, a consulting geologist and a member of our board of directors will manage our proposed exploration program.

 Mr. Yellich is a Certified Professional Geologist (#7538) and has developed and conducted exploration programs in alluvial, sedimentary and hardrock environments as a Geologist, Exploration Manager and District Exploration Manager for Union Pacific=s mining subsidiary, Rocky Mountain Energy (1976-1984). He has also worked as an independente geologist to private clients on alluvial and hardrock precious metal and industrial mineral projects in Montana, Idaho, Wyoming, Colorado, Utah, Nevada and Arizona during the period of 1987 to present. He has worked as a Project manager and Vice President-Development for proposed mining projects were he coordinated all exploration and development activities during the period of 1983-1985.

The alluvial projects Mr. Yellich managed involved geology, geophysics, drilling, bulk sampling with excavators and dozers, and recovery testing using various gravity and chemical recovery methods for coarse to very fine gold and precious metals. Also included were bulk tests conducted offsite at laboratories in the western states.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be our officers and consultants that we may hire.

Employees and Employment Agreements

At present, we have no employees, other than our officers, who were compensated with restricted shares of common stock for their services. Our officers do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.  We have not conducted any exploration as of March 31, 2001.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business. We believe $1,400,000 will remove the uncertainties surrounding our ability to continue as a going concern.

To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We do intend to buy mining, milling and laboratory equipment  if warranted. . We do not expect a change in our number of employees.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties.

We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program which will cost approximately $1,400,000 during the next twelve months and intend to proceed in the following three phases:

Phase 1

This phase will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites and conclude with on site evaluations. We have recently initiated the gathering of available geologic data and reports that document the geology of the mountains adjacent to the sediments of the valley alluvial material. Also of important will be any notations of precious metal occurrences in those highlands adjacent to these alluvial areas where precious metals are eroded and potentially deposited in channels developed on many of the properties.

Each property will be ranked by utilizing relevant information available and quantifying the potential for discovery by management with input from contracted consultants. The research task will identify the most favorable prospect to initiate the mapping, sampling, geophysics and geochemical studies. The Phase 1 program will include contracting with geological, engineering, and laboratory consultants and facilities. We estimate that the time frame for the initial research and field studies will be three months in the field and up to an additional one to three months to compile the data.

When the research is completed, our initial fieldwork will focus on the most favorable prospect area to include geologic confirmation and mapping of target areas on our claims. Existing workings, like trenches and prospect pits will be examined. If an apparent alluvial zone is identified and narrowed down to as specific area by the studies, we will begin pitting with a backhoe in a small area or trenching across the area to confirm a favorable geologic setting for an alluvial channel. A prospecting trench would be the next task and can be approximately 50-150 feet long and 10-20 feet wide. These dimensions allow for a thorough examination of the alluvial channels to characterize the lithology and the geologic setting. Once a trench is excavated and the geology is mapped, photographed and interpreted, sufficient samples are taken, examined and analyzed for the presence of potential economic minerals, which will also include trace element geochemistry. A preliminary geophysical survey utilizing sensitive electromagnetic (EM), magnetic and resistivity methods could be conducted to calibrate the various techniques to the known geology. Qualified professionals will conduct the interpretation of the available and acquired data from the various tests, which will aid in determining whether or not the prospect has economic potential and whether further exploration is warranted.

Phase 1 will take about 4-6 months and cost up to $135,000.

Phase 2

Phase 2 will be done if the results to Phase I confirm the presence of precious metals. Phase 2 will involve a thorough review of the results of Phase 1 trenching, pitting, drilling, etc. to confirm that geophysical and geochemical testing can be utilized to conduct non-intrusive exploration of larger areas of the properties. The geophysics will utilize methods that have shown success in identifying alluvial channels and mire mineral deposits. The methods ultimately utilized will be calibrated to the types of geology at the target site and surveys will be conducted to provide a three (3) dimensional interpretation of the buried alluvial sediments. Geochemistry will also be calibrated during Phase I and if appropriate, a large grid test program will be conducted in conjunction with the geophysical program. We have identified an Arizona based registered geophysicist to conduct the field programs on the properties.

Additional trenching and bulk sampling will be done in this phase to test processing methods and procedures for recovery of the free gold. All this work will be done with qualified engineers, consultants and at industry recognized facilities.

Phase 2 could take 6-9 months on the most favorable prospect and cost up to $450,000.

Phase 3

This phase will be done if confirmation of precious metals is sufficiently quantified to justify the increased level of development studies. This is a pre-feasibility study, which will include an expanded program of defining the depth, width and length of the resource, evaluating processing and recovery procedures and presenting an estimate of permitting, mining and processing costs. The specific studies included in Phase 3 would be better defined after the completion of Phase 1 & 2, which will provide the in sight to the most successful methods to use in confirming the mineralized material.

Phase 3 will be conducted by an independent third party, who would conduct the appropriate studies for the preparation of the report. The independent third party will develop the pre-feasibility report for estimating the amount of financing required to develop the project.

Phase 3 could take up to 6 months and cost up to $500,000.

Phase 4

This phase will be done by contracting with an independent engineering firm to develop a feasibility study to determine if the property under study will justify offering the property at a major mining company for a potential lease or joint venture.

Phase 4 could take twelve to eighteen months and cost up to $2,000,000 for each feasibility study.

The estimated costs of the exploration program and feasibility study were developed from estimates received from geologists, engineers and service companies experienced in geophysics, laboratories, and testing of process methods and the conduct of feasibility studies. The combined Phase 1, 2, 3 and 4 could take from 28 to 33 months to complete at an estimated cost of $3,000,000. Some of the prospectus may not proceed past the Phase I research and initial testing.

The costs of the exploration program were developed from estimates received from geologists, engineers and service companies experienced in geophysics, laboratories, and testing of process methods. The combined  Phase 1, 2, 3 and 4 could take from 28 - 33 months to complete at an estimated cost of $3,000,000.  Some of the prospects may not proceed past the Phase 1 research and initial testing.

We intend to contact other companies about the properties if we find mineralized materials, in order to explore joint venture possibilities. Because we believe the property will have to be mined using an open pit operation, we believe that it will be in our best interest to try to locate and engage a joint venture partner that has funds available to support the cost of an open pit mine and who has the operational experience to direct the  exploration operation.  As of the date hereof, we have not identified or contacted any joint venture candidates and there is no assurance we will ever contact any other companies about joint venturing with us in the development of our properties.

No Operating History; Need for Additional Capital

There is no historical financial information about our company. As such we cannot predict our future success. We are an exploration company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on February 23, 2000.

We acquired 100% interest in 38 properties. Each property is made up of four placer claims. The claims are currently held in the name of the original eight  stakers  or in the name of the entity that held the claims. Steps are currently underway to transfer the claims to us. This is accomplished through the Bureau of Land Management of the United States of America.

Since inception, we have used our common stock to raise money for our property acquisition and for corporate expenses.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 9,500,000 shares of common stock and 10,000,000 shares of class A preferred stock pursuant to Section 4(2) of the Securities Act of 1933 in February 2000. The shares of common stock and preferred stock were issued in exchange for securities and mining claims valued at  $462,294 and $4,500, respectively.

We issued the shares of common and Class "A" preferred stock to the following in exchange for the consideration set forth opposite their name:

Common Shares and Convertible Class "A" Preferred Shares

Name and address	Date	Shares	Consideration
Baragan Mountain LLC 528 Fon du Lac East Peoria, IL 61611	05/17/00	50,000 Common 100,000 Preferred	1,719 "A" Warrants and 438 Common Shares of Nexland, Inc. value $3,066
Robert Brown 40100 Brandywine, #404 East Peoria, IL 61614	06/29/00	200,000 Common 400,000 Preferred	1,550 and 6,450 Common Shares of Nexland, Inc. value $56,000
Joe Bruckman 204 North Main Washington, IL 61571	06/21/00	75,000 Common 150,000 Preferred	3,380 "A" Warrants of Nexland, Inc. valued $-0-
Cactus Valley Mining Inc. 528 Fon du Lac East Peoria, IL 61611	06/21/00	100,000 Common 200,000 Preferred	4,400 "A" Warrants of Nexland, Inc. value $-0-

Aaron Cathart 4616 Highway 56 Chavin, LA 70344	09/20/00	25,000 Common 50,000 Preferred	1,000 Common Shares of Nexland, Inc. value $7,000
Dynasty Trust Dale L. & Doris Runyon 528 Fon du Lac East Peoria, IL 61611	04/26/00	500,000 Common 1,000,000 Preferred	20,000 Common Shares of Nexland, Inc. value $140,000
Byron Farrel 826 Banyon Court Marco Island, FL 34145	06/21/00	87,500 Common 175,000 Preferred	3,750 "A" Warrants of Nexland, Inc. value $-0-
Getz Well Mining LLC 528 Fon du Lac East Peoria, IL 61611	06/21/00	100,000 Common 200,000 Preferred	4,400 "A" Warrants of Nexland, Inc. value $-0-
Hidden Valley Mining LLC#1 528 Fon du Lac East Peoria, IL 61611	06/21/00	1,500,000 Common 3,000,000 Preferred	66,000 "A" Warrants of Nexland, Inc. value $-0-

Bob Jones 207 N.W. Madison St. Rushville, IL 62861	03/09/00	25,000 Common 50,000 Preferred	1,000 common shares of Nexland, Inc. value $4,200

Charlie Knapp 307 Galesburg Dr. Knoxville, IL 51448	5/31/00	75,000 Common 150,000 Preferred	2,700 "A" Warrant and 600 Common Shares value $-0-

Maurice and Julia Littlefield 2 Quail Covey Road Lexington, VA 24450	06/21/00	50,000 Common 100,000 Preferred	2,200 "A" Warrants of Nexland, Inc. value $-0-
Donna Logsdon 133 N. 4th St. Springfield, IL 62702	06/21/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Maxam Gold Corporation 528 Fon du Lac East Peoria, IL 61611	06/21/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Louis & Polly Myers 595 Lime Drive Petersburg, IL	06/21/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-

Phoenix International Mining 528 Fon du Lac East Peoria, IL 61611	06/21/00	1,000,000 Common 2,000,000 Preferred	44,000 "A" Warrants of Nexland, Inc. value $-0-
Joel & Patricia Postma 1446 E. Grovers Avenue, #8 Phoenix, AZ 85022	08/22/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
RGS Services 1811 E. Meadow Lake Dr. Mahomet, IL 61853	03/14/00	50,000 Common 100,000 Preferred	2,000 Common Shares of Nexland, Inc. value $14,000
Roger Roemer 6343 McLean Road Miner, IL 61759	06/21/00	125,000 Common 250,000 Preferred	5,500 "A" Warrants of Nexland, Inc. value $-0-

Robert Rask P O. Box 144	06/21/00	75,000 Common 150,000 Preferred	3,300 "A" Warrants of Nexland, Inc. value $-0-
Lowell Rask P. O. Box 98 Victoria, IL 61485	06/21/00	325,000 Common 650,000 Preferred	14,300 "A" Warrants of Nexland, Inc. value $-0-

Harriet Rucker 1003 W. Centennial DrivePeoria, IL 61614	04/14/00	175,000 Common 350,000 Preferred	7,500 "A" Warrants and 200 Common Shares value $1,400
Carol Jean Runyon 1333 N. 92nd St., #109 Scottsdale, AZ 85260	07/26/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Daniel & Karen Runyon 5713-A Brown Avenue Fort Knox, KY 40121	07/05/00	75,000 Common 150,000 Preferred	3,300 "A" Warrants of Nexland, Inc. value $-0-
Raymond Schurwanz 807-B Valley Stream Dr. Wheeling, IL 60090		50,000 Common 100,000 Preferred	Receivable
Frank Shafer R.R. #1, Box 125 Wyoming, IL 61491	08/21/00	37,500 Common 75,000 Preferred	1,650 Common Shares of Nexland, Inc. value $11,500
Uranco Trust #1 528 Fon du Lac East Peoria, IL 61611	10/17/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
George Wright 1101 Center Street New Iberia, LA 70560	09/07/00	25,000 Common 50,000 Preferred	1,000 Common Shares of Nexland, Inc. value $7,000
Christopher Wright 1101 Center Street New Iberia, LA 70560	09/07/00	25,000 Common 50,000 Preferred	1,000 Common Shares of Nexland, Inc. value $7,000

We also issued 50,000 common shares for  the loan of 50,000 shares of Nexland stock. The loan was valued at $1,000. We also issued 5,000 common shares for a loan of $10,000 to Shirley Roemer, a third party.  The shares were issue pursuant to Section 4(2) Securities Act.

 One of our officers and directors, Dale Runyon through Dynasty Trust, an entity he controls, loaned us 50,000 shares of Nexland Common Stock, valued at $1.00 per share, and $10,000 in cash.

 As of March 31, 2000, our total assets were $21,346 and our total liabilities were $77,684.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Positions
Dale L. Runyon 528 Fon Du Lac Dr. East Peoria, IL 61611	74	Chairman of the Board of Directors
Roger D. Roemer 6343 McLean Road Minier, IL 61759	57	President and a member of the Board of Directors
Richard G. Steeves 1911 E. Meadowlake Dr. Mahomet, IL 61853	61	Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors
R. Michael Holecek 5385 Hwy 2W Columbia Falls, MT 59918	42	Member of the Board of Directors
Alan E. Hubbard 299 Mermaids Bight Naples, FL 34103	63	Member of the Board of Directors
John A. Yellich 13545 Milwaukee Ct. Thornton, CO 80241	56	Member of the Board of Directors
John N. Stoss 10217 N. 87th Street Scottsdale, AZ 85258	61	Member of the Board of Directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Dale L. Runyon - Chairman of the Board of Directors of the Company.

Mr. Runyon is a founder of the Company and since inception a member of the Board of Directors. From March 1995 to November 1997, Mr. Runyon was the secretary/treasurer, and to November 1999, <R/> director of WindStar Resources, Inc. formerly Turtleback Mountain Gold, Inc., an Arizona corporation engaged in mineral exploration. WindStar has sine changed its business and corporate name to Nexland, Inc. Since 1978, Mr. Runyon has been a business consultant in the mining industry. As a consultant, he assists companies with economic analysis of potential mining properties. Since 1986, Mr. Runyon has been the Chairman of the Board and Chief Executive Officer of Phoenix International Mining, Inc., a Nevada corporation. Since 1987, Mr. Runyon has been the Chairman of the Board and Chief Executive Office of Maxam Gold Corporation, a Nevada corporation, engaged in mineral exploration. Since September 1996, Mr. Runyon has been a member of the Board of Directors of Peoria Precious Metals, Inc., an exploration company.

Since September 1996, Mr. Runyon has been a manager of Peoria Seven Mining, LLC, an exploration company. Since February 1995, Mr. Runyon has been a member of the Board of Directors of Baragan Mountain Mining, LLC, an exploration company. Since January 1997, Mr. Runyon has been a manager of Bosque Mining LLC., an exploration company. Since April 1993, Mr. Runyon has been a member of the Board of Directors of Cactus Valley Mining Corp., an exploration company. Since January 1997,  Mr. Runyon has been a member of the Board of Managers of Charco Tank Mining LLC., an exploration company.  Since January 1997, Mr. Runyon has been a manager of Coyote Peak Mining LLC., an exploration company. Since January 1997, Mr. Runyon has been a manager of Coyote Well Mining, LLC., an exploration company. Since December 1995, Mr. Runyon has been a member  of the Board of Managers of Getzwell Mining, LLC.,  an exploration company. Since December 1996, Mr. Runyon has been  a member of the Board of Managers  of Hidden Valley Mining, LLC., an exploration company. Since December 1996, Mr. Runyon has been a manager of Little Horn Mining LLC., an exploration company. Since March 1995, Mr. Runyon has been a Trustee of Lost Horse Peak, a trust. Since March 1995, Mr. Runyon has been a manager of Lost Horse Peak Mining LLC, an exploration company. Since August 1995, Mr. Runyon has been a manager of Meltop Mining LLC., an exploration company. Since March 1996, Mr. Runyon has been a manager of Mike Mining LLC., an exploration company. Since March 1996, Mr. Runyon has been a manager of RFS Mining LLC., an exploration company. Since November 1995, Mr. Runyon has been a manager of Tank Mountain Gold, an exploration company. Since May 1993, Mr. Runyon has been a manager of Uranco Mining LLC., an exploration company. Since May 1993, Mr. Runyon has been a trustee of Uranco Trust #1, a trust. Since October 1999, Mr. Runyon  has been a member of the Board of Managers of Black Mountain Mining LLC.,  an exploration company. Mr. Runyon received a B.A. from Knox College in 1951 and graduated from the U.S. Army Command and General Staff College. He is a retired Colonel in the  Army of the United States.  Mr. Runyon will devote between 10% and 50% of his time to our operations.

Roger D. Roemer - President and a member of the Board of Directors

Mr. Roemer is a founder, and since inception, its President and a member of the Board of Directors. From 1966 to July 1997, Mr. Roemer was a member of the security staff of Caterpillar, Inc. From July 1997 to July 1998, Mr. Roemer was retired and in July 1997 Mr. Roemer began operating his own farm which he continues to do so today. Since July 1998, Mr. Roemer has been manager of Hidden Valley Mining, LLC #1, an Arizona limited liability corporation controlled by Dale Runyon, our Chairman of the Board of Directors. Mr. Roemer will devote between 10% and 50% of his time to our operations.

Richard G. Steeves - Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors

Mr. Steeves is a founder, and since inception, its Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors. Mr. Steeves was a member of the Board of Directors of Nexland, Inc., formerly known as WindStar Resources, Inc., formerly known as Turtleback Mountain Gold, Inc. from November 1996 to July 2000 and its Secretary/Treasurer and Chief Financial Officer from November 1997 to August 2000. Since July 1998, Mr. Steeves has been Secretary and a member of the Board of Directors of Maxam Gold Corporation, a Nevada corporation engaged in mineral exploration. Since July 1998, Mr. Steeves has been Secretary and a member of the Board of Directors of Phoenix International, Inc., a Nevada corporation engaged in mineral exploration. From July 1978 to August 1993, Mr. Steeves was the controller and division manager of Southland Distribution Center. Southland Distribution Center, a Texas corporation, is an operator of a convenience store chain ("Seven-Eleven"). Since April 1993, Mr. Steeves has been the President and a member of the Board of Directors of Sandaz Corporation, a Nevada corporation. Sandaz Corporation is a natural resources company. Since April 1993, Mr. Steeves has been the President and a member of the Board of Directors of RGS Services, Inc., an Illinois corporation. RGS Services, Inc. consults with companies on business management, transportation and taxes. Mr. Steeves received a B.A. from Hampton Institute, Hampton, Virginia. Mr. Steeves will devote between 10% and 50% of his time to our operations.

R. Michael Holechek - member of the Board of Directors

Since January 10, 2001, Mr. Holechek has been a member of the Board of Directors. Mr. Holechek is co-founder and Vice-President of NU-TRA-PURE, Inc. and has developed various nutrient formulations designed specifically for infusion with highly purified and restructured water. Mr. Holecek is a third generation herbalist and phyto-chemist. He is trained in western and eastern traditional medicines with an extensive background in medical sciences, bio-architectural technology, and project administration. Mr. Holechek has been with NU-TRA-PURE, Inc. since 1995. From 1990 to 1995, he was a private consultant as a herbalist and a phyto chemist. From 1987 to 1990, Mr. Holechek was with the Colorado State Government Community and Economic Development. From 1985 to 1987 Mr. Holechek was Vice-President of Terra Homes, Inc. in Denver Colorado.

Alan E. Hubbard - member of the Board of Directors

Since January 10, 2001, Mr. Hubbard has been a member of the Board of Directors. Since July 1995, Mr. Hubbard has been the President, Treasurer, Chief Financial Officer and a member of the Board of Maxam Gold Corporation. Maxam Gold Corporation, a Nevada corporation, is in the business of mineral exploration. Since May 1988, Mr. Hubbard has been the President and Chief Executive of Al Hubbard Associates, Inc., a Texas corporation. Since August 1996, Mr. Hubbard has been the President and a member of the Board of Directors of Phoenix International Mining Inc., a Nevada corporation. Phoenix International Mining, Inc. is a natural resource company. Mr. Hubbard received a B.A. from Bradley University.

John A. Yellich - member of the Board of Directors

Since January 10, 2001, Mr. Yellich has been a member of the Board of Directors. Mr, Yellich is a Certified Professional Geologist with a degree in Geology from Western University, Kalamzoo, Michigan. From 1986 to 1994, Mr. Yellich was Manager and Director of Environmental Consulting Services for Union Pacific Company, US Pollution Control, Inc. in Boulder, Colorado. He was Manager and Director of Environmental Consulting Services for Laidlaw Environmental Services in Boulder, Colorado, from 1994 to 1997. Laidlaw purchased that company from Union Pacific. Many of the projects he was involved with at this company were derived from inappropriate natural resource  exploration  functions, which included oil exploration and development, mining activities, and rail and trucking transportation issues.  Inappropriate natural resource functions were oil exploration and development where pits, ponds and lagoons were unlined and oil and other drilling fluids leaked and impacted surface soil and groundwater in the area of the exploration. Also, leaks from transmission pipelines from development sites to the storage tanks or the refiner. Both of these inappropriate functions resulted in the need for groundwater and soil investigation and the evaluation and use of the most cost effective remediation technology. The inappropriate mining related functions were tailings ponds and ore stock piles that were either not lined or built without sufficient liners or protection after shut down of the operations. Surface soil, water and groundwater were impacted and required investigation of the impact and determination of the most cost effective remediation technology. Rail and trucking related activities were spills of raw or refined products as catastrophic or incremental releases, which had been occurring over many years of operations.  From 1997 to 1999, Mr. Yellich was Vice President and Chief Executive Officer of International Precious Metals, Inc. a Canadian Corporation operating in Phoenix, Arizona. This company focused on  alluvial and hardrock  precious metals exploration. From 1998 to the present he has been an independent consulting geologist for various clients regarding mining-related activities and an OSHA and DOT consultant on special projects. He has also conducted training classes in OSHA and DOT regulations associated with hazardous materials. Mr. Yellich has been Vice President of American Southwest Holdings since June 2000.  Mr. Yellich was a trustee of the Northwest Mining Association from 1989-1991.

John N. Stoss - member of the Board of Directors

Since April 3, 2001, Mr. Stoss has been a member of the Board of Directors. Since 1993, Mr. Stoss has been the President and Chief Executive Officer of JNS Holding Corporation of Scottsdale, Arizona. From 1992 to 1993, Mr. Stoss was the President and Chief Operations Officer of Material Service Corporation of Chicago, Illinois. From 1990 to 1992, Mr. Stoss was the President of Continental Cement Company of St. Louis, Missouri. From 1987 to 1990, Mr. Stoss was the President and Chief Executive Officer of Phoenix Cement Company of Phoenix, Arizona, the Vice President of Marketing from 1979 to 1987, and manager of technical services from 1972 to 1979. Mr. Stoss=s current professional affiliations are a Board Member of Mineral Solutions Incorporated, a wholly owned subsidiary of Lafarge Corporation, N.Y.S.E. company, and a Board Member of the Scottsdale Foundation for the Handicapped. Mr. Stoss is a former Board Member of Portland Cement Association and the National Ready Mixed Concrete Association and past President of the Arizona Chapter of American Concrete Institute. Mr. Stoss holds a Bachelor of Science Degree in Civil Engineering from Bucknell University and a Masters of Business Administration from the University of Arizona.

Conflicts of Interest

We believe that Messrs. Runyon, Roemer, Steeves and Yellich will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Runyon, Roemer, Steeves, and Yellich=s relationships with other mining corporations. In the future, Messrs. Runyon, Roemer Steeves, and Yellich will continue to be involved in the mining business for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee are Messrs. Runyon, Roemer, Steeves, and Yellich=s devotion of time to mining projects that do not involve us.

Specifically, Mr. Runyon is an officer and director of Maxam Gold Corporation and Phoenix International Mining, Inc. which are engaged in mineral exploration. Mr. Roemer is a manager of Hidden Valley Mining LLC #1 which is engaged in mineral exploration. Mr. Steeves is an officer and director of Maxam Gold Corporation, Phoenix International Mining, Inc., and Sandaz Corporation which are engaged in mineral exploration. Mr. Yellich is an independent geologist. Presently, none of the foregoing operate mines or receive royalties from properties operated by others.

EXECUTIVE COMPENSATION

Messrs. Runyon, Roemer and Steeves, our officers and directors, were compensated with 70,000, 50,000 and 40,000 restricted shares of common stock, respectively  as approved by the board of directors on September 13, 2000. The 160,000 shares of common stock are valued at $5.00 per share, our offering price or a total of $800,000.  The shares were issued for services rendered to us. There are no plans to compensate Messrs. Runyon, Roemer, Steeves, Holecek, Hubbard, Yellich, and Stoss in the near future, unless and until we begin to realize revenues and for our business operations.  After revenues are realized from our business operations, the board of directors will meet to determine what, if any, compensation will be paid to Messrs. Runyon, Roemer, Steeves, Holececk, Hubbard, Yellich and Stoss.

Indemnification

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering
Dale L. Runyon [1] [2] [3] [4] [5] [6] [7] 528 Fon Du Lac Dr. East Peoria, Illinois	2,295,000	2,295,000	31.84%
Roger D. Roemer [1] 6343 McLean Rd. Minier, Illinois	425,000	425,000	1.92%
Richard G. Steeves [1] [4] [5] [6] 1911 E. Meadowlake Dr. Mahomet, Illinois	440,000	440,000	0.77%
R. Michael Holecek 5385 Hwy 2W Columbia Falls, MT 55912	0	0	0.00%
Alan E. Hubbard [4] 299 Mermaids Bight Naples, Florida 34103	250,000	250,000	1.29%
John A. Yellich [6] 13545 Milwaukee Court Thornton, Colorado 80241	0	0	0.00%
John N. Stoss 10217 N. 87th Street Scottsdale, Arizona 85258	0	0	0.00%
All Officers and Directors as a Group (7)	3,410,000	3,410,000	69.48%

Name and Address Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering
Hidden Valley Mining LLC [3] 528 Fon du Lac Dr. East Peoria, Illinois	4,750,000	4,750,000	24.09%
Phoenix International Mining, Inc. [4] 528 Fon du Lac Dr. East Peoria, Illinois	3,275,000	3,275,000	16.61%
Black Mountain Mining LLC [5] 528 Fon du Lac Dr. East Peoria, Illinois	1,000,000	1,000,000	5.07%
Maxam Gold Corporation [6] 528 Fon du Lac Dr. East Peoria, Illinois	1,075,000	1,075,000	5.45%
Dale L. Runyon & Doris M. Runyon Dynasty Trust [7] 528 Fon du Lac Dr. East Peoria, Illinois	1,550,000	1,550,000	7.86%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933 by virtue of his/its direct and indirect stock holdings. Messrs. Runyon, Roemer, Steeves, Holecek, Hubbard, Yellich and  Stoss  are the only "promoters" of our company.

[2] Includes shares owned by Mr. Runyon and shares owned by the following entities which Mr. Runyon controls: Peoria Precious Metals, Inc.; Peoria Seven Mining, LLC; Baragan Mountain, LLC.; Bosque Mining LLC; Cactus Valley Mining, Inc.; Charco Tank Mining LLC; Coyote Peak Mining LLC; Coyote Well Mining LLC; Dynasty Trust; Getzwell Mining LLC.; Hidden Valley Mining, LLC; Little Horn Mining LLC; Lost Horse Peak Trust; Lost Horse Peak Mining LLC; Meltop Mining LLC; Mike Mining LLC; RFS Mining LLC; Tank Mountain Gold; Maxam Gold Corporation; Phoenix International Mining, Inc.; Uranco Mining LLC; Black Mountain Mining LLC; and, Uranco Trust #1.

[3] Mr. Runyon serves on the board of directors of Hidden Valley Mining LLC.

[4] Messrs. Runyon, Steeves and Hubbard serve on the board of directors of Phoenix International Mining, Inc.

[5] Mr. Runyon serves as a member of the board of managers and Mr. Steeves serves as secretary to Black Mountain Mining LLC.

[6] Messrs. Runyon, Steeves and Yellich serve on the board of directors of Maxam Gold Corporation.

[7] Mr. Runyon is a trustee of Dale L. Runyon & Doris M. Runyon Dynasty Trust.

Future Sales by Existing Stockholders

A total of 9,550,000 shares of common stock and 10,000,000 shares of preferred stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 70.68% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Shares

We are authorized to issue up to 50,000,000 preferred shares, par value $0.001 per share. Currently, 10,000,000 shares of class A preferred stock are outstanding. The relative rights, preferences, designations, rates, conditions, privileges, limitations, dividend rates, conversion rights, preemptive rights, voting rights, rights and terms of redemption, liquidation preferences, and sinking terms of the preferred stock shall be determined by our directors.  The board of directors determined that the 10,000,000 outstanding shares of preferred stock are convertible to shares of common stock twelve months after the completion of this public offering.  The 10,000,000 class A preferred shares outstanding are non-voting, non-cumulative, and are convertible into shares of common stock on the basis of one share of preferred stock for one share of common stock. There are no charter or bylaw provisions that would delay, defer or prevent a change in our control.

Warrants

We currently have outstanding 1,500,000 A warrants and 1,500,000 B warrants. Each A warrants is exercisable by payment of $5.00 to us on or before December 31, 2002 and each B warrant is exercisable by payment of $10.00 to us on or before December 31, 2004.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC=s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

We issued  9,500,000  shares of common stock to our officers, directors and entities controlled by Dale Runyon, our Chairman of the Board of Directors, in consideration of securities and mining claims valued at $349,387.51. Mr. Runyon controls the following entities which are shareholders of the company: Baragan Mountain, LLC.; Cactus Valley Mining, Inc.; Dynasty Trust; Getz Well Mining LLC.; Hidden Valley Mining, LLC; Maxam Gold Corporation; Phoenix International Mining, Inc.; and Uranco Trust #1.

Baragan Mountain Mining LLC received 50,000 restricted shares of common stock, 50,000 A warrants, and 50,000 B warrants in exchange for the following claims: Red Raven II 3-1; Red Raven II 3-2; Red Raven II 3-3; and, Red Raven II 3-4. Dale Runyon determinated the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Baragan Mountain Mining LLC.

Bosque Mining LLC received 100,000 restricted shares of common stock, 100,000 A warrants, and 100,000 B warrants in exchange for the following claims: Bosque 3-3; Bosque 3-4; Bosque 10-1; Bosque 10-2; Bosque 30-3; Bosque 30-4; Bosque 31-1; and Bosque 31-2; Dale Runyon determined the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Bosque Mining LLC.

Cactus Valley Corporation received 50,000 restricted shares of common stock, 50,000 A warrants, and 50,000 B warrants in exchange for the following claims: II Margaret 32-2; III Julia 32-3; Doug 32-4; and, Larry 6-2. Dale Runyon determinated the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Cactus Valley Corporation.

Charco Tank Mining LLC received 100,000 restricted shares of common stock, 100,000 A warrants, and 100,000 B warrants in exchange for the following claims: Charco Tank 18-3; Charco Tank 18-4; Charco Tank 19-1; Charco Tank 19-2; Charco Tank 17-3; Charco Tank 17-4; Charco Tank 20-1; and, Charco Tank 20-2. Dale Runyon determined the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Charco Tank Mining LLC.

Coyote Peak Mining LLC received 50,000 restricted shares of common stock, 50,000 A warrants, and 50,000 B warrants in exchange for the following claims: Coyote Peak 28-1; Coyote Peak 28-2; Coyote Peak 28-3; and, Coyote Peak 28-4. Dale Runyon determinated the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Coyote Peak Mining LLC.

Coyote Well Mining LLC received 100,000 restricted shares of common stock, 100,000 A warrants, and 100,000 B warrants in exchange for the following claims: Coyote Well 3-1; Coyote Well 3-2; Coyote Well 3-3; Coyote Well 3-4; Coyote Well 4-2; Coyote Well 4-4; Coyote Well 10-1; and, Coyote Well 10-2. Dale Runyon determined the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Coyote Well Mining LLC.

Getzwell Mining LLC received 100,000 restricted shares of common stock, 100,000 A warrants, and 100,000 B warrants in exchange for the following claims: Getzwell 28-1; Getzwell 28-2; Getzwell 28-3; Getzwell 28-4; Getzwell 33-1; Getzwell 33-2; Getzwell 29-2; and, Getzwell 29-4. Dale Runyon determinated the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Getzwell Mining LLC.

Hidden Valley Mining LLC received 250,000 restricted shares of common stock, 250,000 A warrants, and 250,000 B warrants in exchange for the following claims: Salome 14-1; Salome 14-2; Salome 14-3; Salome 14-4; Socorro Peak 19-1; Socorro Peak 19-2; Socorro Peak 30-1; Socorro Peak 30-2; Winchester 8-1; Winchester 8-2; Winchester 8-3; Winchester 8-4; Low Mountain 29-1; Low Mountain 29-2; Low Mountain 29-3; Low Mountain 29-4; Happy Camp 8-1; Happy Camp 8-2; Happy Camp 8-3; and, Happy Camp 8-4. Dale Runyon determined the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Hidden Valley Mining LLC.

Little Horn Mining LLC received 50,000 restricted shares of common stock, 50,000 A warrants, and 50,000 B warrants in exchange for the following claims: Little Horn 2-1; Little Horn 2-2; Little Horn 2-3; and, Little Horn 2-4. Dale Runyon determinated the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Little Horn Mining LLC.

Lost Horse Peak, a trust received  100,000  restricted shares of common stock,  100,000  A warrants, and  100,000  B warrants in exchange for the following claims: Lost Horse Peak 4-3; Lost Horse Peak 4-4; Lost Horse Peak 9-1; Lost Horse Peak 9-2; Lost Horse Peak 3-3; Lost Horse Peak 3-4; Lost Horse Peak 10-1; and Lost Horse Peak 10-2. Dale Runyon determined the number of shares and warrants to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an a trustee of Lost Horse Peak, a trust.

Meltop Mining LLC received 50,000 restricted shares of common stock, 50,000 A warrants and 50,000 B warrants in exchange for the following claims: Meltop 29-1; Meltop 29-2; Meltop 29-3; and, Meltop 29-4. Dale Runyon determinated the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Meltop Mining LLC.

Mike Mining LLC received 50,000 restricted shares of common stock, 50,000 A warrants, and 50,000 B warrants in exchange for the following claims: Mike 6-1; Mike 6-2; Mike 6-3; and, Mike 6-4. Dale Runyon determined the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Mike Mining LLC.

Peoria Precious Metals Inc. received 50,000 restricted shares of common stock, 50,000 A warrants, and 50,000 B warrants in exchange for the following claims: Peoria II 33-1; Peoria II 33-2; Peoria II 33-3; and, Peoria II 33-4. Dale Runyon determinated the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Peoria Precious Metals Inc..

Phoenix International Mining, Inc. received 100,000 restricted shares of common stock, 100,000 A warrants, and 100,000 B warrants in exchange for the following claims: LaPosa 28-1; LaPosa 28-2; LaPosa 28-3; LaPosa 28-4; Vekol Valley 3-1; Vekol Valley 3-2; Vekol Valley 3-3; and, Vekol Valley 3-4. Phoenix International Mining, Inc. also received 250,000 restricted shares of common stock in exchange for the following claims: Vekol Valley 27-1; Vekol Valley 27-2; Vekol Valley 27-3; and, Vekol Valley 27-4. Dale Runyon determined the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Phoenix International Mining, Inc.

RFS Mining LLC received 50,000 restricted shares of common stock in exchange for the following claims: SRF II 30-1; SRF II 18-3; SRF II 19-1; and, SRF 19-3. Dale Runyon determinated the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of RFS Mining LLC.

Tank Mountain Gold received 100,000 restricted shares of common stock in exchange for the following claims: Palomas 25-1; Palomas 25-2; Palomas 25-3; Palomas 25-4; Palomas 12-1; Palomas 12-2; Palomas 12-3; and, Palomas 12-4. Dale Runyon determined the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Tank Mountain Gold.

Uranco Mining LLC received 50,000 restricted shares of common stock, 50,000 A warrants and 50,000 B warrants in exchange for the following claims: Red Raven 34-2; Red Raven 34-3; Red Raven 34-4; and, Red Raven 35-1. Dale Runyon determinated the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Uranco Mining LLC.

Uranco Trust #1 received 100,000 restricted shares of common stock, 100,000 A warrants, and 100,000 B warrants in exchange for the following claims: Red Raven 2-1; Red Raven 2-2; Red Raven 2-3; Red Raven 2-4; Red Raven 3-2; Red Raven 3-4; Red Raven 11-1; and, Red Raven 11-2. Dale Runyon determined the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and trustee of Uranco Trust #1.

Lost Horse Peak Mining LLC received 750,000 restricted shares of common stock in exchange for the following claims: Lost Horse Peak 11-1; Lost Horse Peak 11-2; Lost Horse Peak 11-4; and, Lost Horse Peak 12-1. Dale Runyon determinated the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and an affiliate of Lost Horse Peak Mining LLC.

Maxam Gold Corporation received 1,000,000 restricted shares of common stock in exchange for the following claims: Coyote Peak 2-1; Coyote Peak 2-2; Coyote Peak 2-3; Coyote Peak 2-4; Coyote Peak 3-1; Coyote Peak 3-2; Coyote Peak 3-3; Coyote Peak 3-4; Coyote Peak 4-1; Coyote Peak 4-2; Coyote Peak 4-3; Coyote Peak 4-4; Coyote Peak 10-1; Coyote Peak 10-2; Coyote Peak 11-1; and, Coyote Peak 11-2. Dale Runyon determined the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and  a Director  of Maxam Gold Corporation.

Black Mountain Mining LLC received 1,000,000 restricted shares of common stock in exchange for the following claims: Black Mountain 34-1; Black Mountain 34-2; Black Mountain 34-3; Black Mountain 34-4; Black Mountain 35-1; Black Mountain 35-2; Black Mountain 35-3; and Black Mountain 35-4. Dale Runyon determinated the number of shares to be exchanged for the claims. Mr. Runyon is our chairman of the board of directors and  a member of the Board of Managers of Black Mountain Mining LLC.

We issued 50,000 restricted shares of common stock to the Dale and Doris May Runyon Dynasty Trust of which Dale L. Runyon is a trustee, for a loan fee of $1,000.  (SEE NOTE 5)

One of our directors, Dale Runyon through the Dale L. Runyon and Doris M. Runyon Dynasty Trust, an entity he controls, loaned us $60,000. Since our inception, Mr. Runyon  loaned us 50,000 shares of Nexland common stock valued at $1.00 per share and $10,000 in cash, which was used for organizational and start-up costs and operating capital. The loan bears interest at a rate of 12% and has not been paid as of the date hereof.

On July 1, 2001, the company began paying $500 per month for office rent to the 528 Fon du Lac Drive LLC of which, Dale L. Runyon is the manager.

A total of $5,840 was paid to RGS Services, Inc. for accounting services during the period ended December 31, 2000 of which Richard G. Steeves is the owner.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2000, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Bank of America Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our accounting year end is December 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be audited by an Independent Certified Public Accountant.

Our audited financial statement from inception to December 31, 2000 immediately follows:

INDEPENDENT AUDITOR'S REPORT	F-1
FINANCIAL STATEMENTS Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-2 F-3 F-4 F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

Board of Directors
Black Mountain Gold, Inc.
East Peoria, Illinois

ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheet of Black Mountain Gold, Inc. (an exploration stage enterprise) as of March 31, 2001 and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended March 31, 2001 and 2000, and for the period from February 23, 2000 (inception) through March 31, 2001. All information included in these financial statements is the representation of the management of Black Mountain Gold, Inc.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the period ended December 31, 2000 were audited by us and we expressed an unqualified opinion on it in our report dated February 16, 2001, except for Note 12, dated July 5, 2001. We have not performed any auditing procedures since that date.

As discussed in Note 2, the Company has been in the exploration stage since its inception and has no revenues. The Company=s continued viability is dependent upon the Company=s ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the company=s ability to continue as a going concern. Management=s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

July 11, 2001

BLACK MOUNTAIN GOLD, INC. (AN EXPLORATION STAGE ENTERPRISE) BALANCE SHEETS
	March 31, 2001 (unaudited)	December 31, 2000

ASSETS
CURRENT ASSETS
Cash	$960	$1,381
Prepaid expenses	168	377
Related party receivable	13,662	5,000
Accrued interest receivable	436	168
Investments	1,620 ------------	9,396 ------------
Total Current Assets	16,846 ------------	16,322 ------------
OTHER ASSETS
Mining claims	4,500 ------------	4,500 ------------
Total Other Assets	4,500 ------------	4,500 ------------
TOTAL ASSETS	$21,346 ========	$20,822 ========
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$7,374	$5,021
Accrued expenses	500	7,270
Notes payable to related parties	66,000	66,000
Accrued interest payable	3,810 ------------	2,830 ------------
Total Current Liabilities	77,684 ------------	81,121 ------------
COMMITMENTS AND CONTINGENCIES	- ------------	- ------------
STOCKHOLDERS' EQUITY (DEFICIT)
Convertible preferred stock, 50,000,000 shares authorized, $0.001 par value; 10,000,000 shares issued and outstanding	10,000	10,000

Common stock, 50,000,000 shares authorized, $0.001 par value; 9,715,000 shares issued and outstanding	9,715	9,715

Additional paid-in capital	1,076,551	1,076,551
Common stock subscribed	(3,066)	(3,066)
Deficit accumulated during exploration stage	(1,149,538) ------------	(1,153,499) ------------
Total Stockholders' Equity (Deficit)	(56,338) ------------	(60,299) ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$21,346 ========	$20,822 ========

See accompanying notes and accountant's review report.

BLACK MOUNTAIN GOLD, INC. (AN EXPLORATION STAGE ENTERPRISE) STATEMENTS OF OPERATIONS
		Three Months Ended March 31, 2001 (unaudited)		Period from February 23, 2000 (Inception) to March 31, 2000 (unaudited)		Period from February 23, 2000 (Inception) to March 31, 2001 (unaudited)
REVENUES	$	- ------------	$	- ------------	$	- ------------
EXPENSES
Director and officer services		-		-		825,000
Contract services		8,000		-		41,923
Related party contract services		5,119		365		15,980
Professional fees		5,010		10,000		21,084
Mining claims expense		-		-		15,632
Rent expense		1,500		-		5,000
Other general and administrative expenses		650 -----------		760 -----------		25,154 -----------
Total Expenses		20,279 -----------		11,125 -----------		949,773 -----------
LOSS FROM OPERATIONS		(20,279) -----------		(11,125) -----------		(949,773) -----------
OTHER INCOME (EXPENSE)
Interest income		292		-		742
Interest expense		(2,140)		-		(4,970)
Gain (loss) on fair market value of securities held		648		(1,800)		(94,158)
Realized gain (loss) on trading securities sold		25,440 -----------		(499) -----------		(101,379) -----------
Total other income (expense)		24,240 -----------		(2,299) -----------		(199,765) -----------
INCOME (LOSS) BEFORE INCOME TAX		3,961		(13,424)		(1,149,538)
INCOME TAXES		- -----------		0 -----------		- -----------
NET INCOME (LOSS)		$3,961 =======		$(13,424) =======		$(1,149,538) =======
NET INCOME (LOSS) PER COMMON SHARE, BASIC	$	nil =======	$	nil =======		$(0.12) =======
NET INCOME (LOSS) PER COMMON SHARE, DILUTED	$	nil =======	$	nil =======		$(0.12) =======
WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC		9,715,000 =======		9,550,000 =======		9,632,500 =======
DILUTED NUMBER OF COMMON STOCK SHARES OUTSTANDING, DILUTED		12,715,000 =======		9,550,000 =======		9,632,500 =======

See accompanying notes and accountant's review report.

BLACK MOUNTAIN GOLD, INC. (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock		Common Stock		Additional	Common	Deficit Accumulated During Exploration Stage	Total Stockholders' Equity (Deficit)
Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Stock Subscribed

Issuance of preferred and common stock for trading securities, warrants and cash at approximately $0.003 per share	10,000,000	$10,000	5,000,000	$5,000	$250,766	$(3,066)	$-	$262,700
Issuance of common stock in exchange for securing mining claims at approximately $0.001 per share	-	-	4,500,000	4,500	-	-	-	4,500
Issuance of common stock as loan fees at $0.02 per share	-	-	50,000	50	950	-	-	1,000
Issuance of common stock for directors' and officers' services valued in anticipation of securities filing at $5.00 per share	-	-	165,000	165	824,835	-	-	825,000
Loss for period ending, 12-31-00	- -----------	- --------	- -----------	- --------	- -----------	- --------	(1,153,499) -----------	(1,153,499) -----------
Balance, 12-31-00	10,000,000	10,000	9,715,000	9,715	1,076,551	(3,066)	(1,153,499)	(60,299)
Income for the three months ended 3-31-01 (unaudited)	- -----------	- --------	- -----------	- --------	- -----------	- --------	3,961 -----------	3,961 -----------
Balance, 3-31-01 (unaudited)	10,000,000 =======	$10,000 =====	9,715,000 =======	$9,715 =====	$1,076,551 =======	$(3,066) =====	$(1,149,538) =======	$(56,338) =======

See accompanying notes and accountant's review report.

BLACK MOUNTAIN GOLD, INC. (AN EXPLORATION STAGE ENTERPRISE) STATEMENTS OF CASH FLOWS
	Three Months Ended 3-31-01 (unaudited)		Period From 2-23-00 (Inception) to 3-31-00 (unaudited)		Period from 2-23-00 (Inception) to 3-31-01 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)		$3,961		$(13,424)		$(1,149,538)
Adjustments to reconcile net income (loss) to cash provided (used) in operating activities:
Loan fee paid by issuing common stock		-		-		1,000
Common stock issued for directors' and officers' services		-		-		825,000
Increase in accounts payable		2,353		-		7,374
Increase (decrease) in accrued expenses		(5,790)		-		4,310
Increase (decrease) in prepaid expenses		209		-		(168)
Increase in accrued receivables		(268)		-		(436)
Loss (gain) on fair market value of trading securities		(648)		1,800		94,158
Proceeds from sale of trading securities		33,864		13,501		114,993
Loss (gain) on sale of trading securities		(25,440) ------------		499 ------------		101,379 ------------
Net cash provided (used) by operating activities		8,241 ------------		2,376 ------------		(1,928) ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Loan to related party		(8,662) ------------		- ------------		(13,662) ------------
Net cash provided (used) by investing activities		(8,662) ------------		- ------------		(13,662) ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock		-		550		550
Proceeds from notes payable		-		500		20,000
Payment on note payable		- ------------		- ------------		(4,000) ------------
Net cash provided by financing activities		- ------------		1,050 ------------		16,550 ------------
Change in cash		(421)		3,426		960
Cash, beginning of period		1,381 ------------		- ------------		- ------------
Cash, end of period		$960 ========		$3,426 =========		$960 ========
SUPPLEMENTAL DISCLOSURES:
Interest paid, in cash		$160 ========	$	- ========	$	- ========
Income taxes paid, in cash	$	- ========	$	- ========	$	- ========
NON-CASH TRANSACTIONS:
Stock issued in exchange for subscription for mining claims		$-		$4,500		$4,500
Stock issued in exchange for directors' and officers' fees		$-		$-		$825,000
Preferred and common stock subscriptions received for trading securities and warrants		$-		$265,216		$265,216
Note payable exchanged for trading securities		$-		$-		$50,000
Loan fee paid by issuing common stock		$-		$-		$1,000

See accompanying notes and accountant's review report.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 1 B ORGANIZATION AND DESCRIPTION OF BUSINESS

Black Mountain Gold, Inc. (hereinafter "the Company") was incorporated on February 23, 2000 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company=s fiscal year end is December 31. Upon formation, the Company issued its stock and warrants in exchange for common stock and warrants in a communications company and unpatented mining claims in Arizona. See Notes 3 and 8.

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Black Mountain Gold, Inc. is presented to assist in understanding the Company=s financial statements. The financial statements and notes are representations of the Company=s management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities

The Company has been in the exploration stage since its formation in February 2000. The Company has not conducted any exploration as of March 31, 2001, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and then enter the development stage.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has an accumulated deficit of $1,149,538 at March 31, 2001, has negative working capital and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management plans to increase the capitalization of the Company and is actively seeking additional capital through a public offering of the Company=s common stock in order to provide funds needed to fund the exploration and development of its mining properties, to fund the internal growth of the Company, and to fully implement its business plans.

For the twelve-month period subsequent to March 31, 2001, the Company anticipates that its minimum cash requirements to continue as a going concern will be between $500,000 and $1,000,000. The Company=s success will be dependent upon the Company=s efforts to raise capital over that period. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method

The Company=s financial statements are prepared using the accrual method of accounting.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying amounts for cash, marketable securities, receivables, accounts payable, notes payable and accrued liabilities approximate their fair value.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. As of March 31, 2001, the Company had 10,000,000 shares of preferred stock outstanding, which is convertible to common stock at a rate of one preferred share to one share of common stock. Preferred shares, which may be converted to shares of common stock twelve months after the Company completes an initial public offering, are not considered common stock equivalents at March 31, 2001. A and B warrants are considered dilutive and have been included as part of the diluted income per share calculation at March 31, 2001, however for the period ending March 31, 2000 and the period from February 23, 2000 (inception) to March 31, 2001, they are considered anti-dilutive.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company will review its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at March 31, 2001.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS

March 31, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Instruments (continued)

This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At March 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Concentration of Risk

As of March 31, 2001, all trading investments owned by the Company were held in one security, which trades on the NASDAQ market as a small capitalization security (small cap). Small cap securities, by their nature, are highly volatile. The fair market value of the Company=s investments as of March 31, 2001 was $1,620. See Note 3.

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company will expense exploration costs as incurred.

Compensated Absences

Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes (continued)

At March 31, 2001, the Company had net deferred tax assets of approximately $391,000 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at March 31, 2001.

At March 31, 2001, the Company has net operating loss carryforwards of approximately $1,149,000, which expire in the years 2019 through 2020.

Interim Financial Statements

The interim financial statements as of and for the three months ended March 31, 2001 included herein have been prepared for the company without audit. They reflect all adjustments which are, in the opinion of management, necessary to present fairly the results of operations for these periods. All such adjustments are normal recurring adjustments. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year.

NOTE 3 B INVESTMENTS IN SECURITIES

The Company=s securities investments, currently, are bought and held principally for the purpose of selling them in the near term, and are therefore classified as trading securities. Trading securities are recorded at fair market value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

On February 23, 2000, the Company=s stockholders were contractually obligated to contribute 37,888 common stock shares of Nexland, Inc. valued at $7.00 per share to the Company. As of March 31, 2001, the Company had received 37,450 shares of Nexland, Inc. stock.

On August 25, 2000, a shareholder exchanged 50,000 additional shares of Nexland Inc. stock for a note payable. See Note 10.

During the three months ended March 31, 2001, the Company sold 35,100 shares of Nexland Inc. stock for $33,864, recognizing a gain of $25,440. For the period ended December 31, 2000, the Company sold 48,300 shares of Nexland Inc. stock for $81,127, recognizing a loss of $126,819.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 3 B INVESTMENTS IN SECURITIES (continued)

Investments in securities are summarized as follows at March 31, 2001:

	Change in Market Value	Fair Value March 31, 2001
Trading securities:
Nexland common stock	$648 ======	$1,620 ======

As part of its original capitalization, the Company received 179,569 Nexland, Inc. Class 'A' warrants for the issuance of its common stock. Nexland 'A' warrants are exercisable for $1 each for one common stock share until December 31, 2000, at which time, the exercisable price will be increased to $2.50. No warrants were exercised by March 31, 2001. The warrants will expire on August 16, 2001. The warrants were transferred to the Company at the incorporators= cost of $0.

NOTE 4 B PREFERRED STOCK

Upon incorporation, the Company authorized 50,000,000 preferred stock shares, which are convertible and nonparticipating. As of March 31, 2001, 10,000,000 shares of preferred stock were issued and outstanding. The preferred stock is convertible into 10,000,000 common stock shares twelve months after the Company completes an initial public offering.

NOTE 5 B COMMON STOCK

Upon incorporation, the Company authorized 50,000,000 shares of common stock. Common stock shares of 9,500,000 were issued in exchange for a combination of Nexland securities and mining claims. The shares were issued pursuant to Rule 144 of the 1933 Securities Act and, thus, are restricted as to public transfer for a minimum period of one year. Shares of common stock that were issued for other than cash were assigned values equivalent to the fair market value at the date of transfer. See Notes 3 and 8.

On August 25, 2000, 50,000 common stock shares were issued as a loan fee for shareholder loan. See Note 10.

On September 13, 2000, the Company=s board of directors passed a resolution to issue 165,000 common stock shares in exchange for services provided by the Company=s directors and officers. These shares were deemed to be valued at $5.00 per share based upon the filing of a Form SB-2 for raising $50,000,000 through the issuance of 10,000,000 shares of common stock at $5.00 per share.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 6 B COMMON STOCK SUBSCRIPTION RECEIVABLE

The Company entered into stock subscription agreements upon its formation. In return for receiving shares of the Company=s common and preferred stock and warrants, participating stockholders agreed to give the Company 37,888 shares of Nexland, Inc. common stock, 179,569 Nexland Inc. warrants exercisable for Nexland Inc. common stock, and unpatented mining claims.

As of December 31, 2000, the Company had received 37,450 shares of Nexland Inc.=s common stock and 177,369 warrants from these agreements. The subscribed balance of 438 shares of Nexland, Inc. common stock and 2,200 of warrants was still to be delivered as of March 31, 2001 and December 31, 2000.

NOTE 7 B OUTSTANDING WARRANTS

During the year ended December 31, 2000, the Company had issued A and B warrants to purchase 3,000,000 shares of the Company=s common stock at prices of $5 and $10 per share, respectively, as part of the contribution of mining claims to organize the Company. The warrants are exercisable and will begin to expire December 31, 2002. As of March 31, 2001, no value had been assigned to the warrants since their exercise price significantly exceeds the value of the Company=s common stock established upon organization at approximately $0.002 per share.

NOTE 8 B MINING CLAIMS

The Company issued common stock and A and B warrants in exchange for unpatented mining claims. These unpatented mining claims were valued at $4,500 based upon the par value of the Company=s common stock issued. These unpatented mining claims are located in the counties of LaPaz, Maricopa, and Yuma, Arizona and provide the Company with exploration rights. The Company has received title to the mining claims. See Note 5.

NOTE 9 B COMMITMENTS AND CONTINGENCIES

The Company is in the business of exploration of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 has been paid and is recorded as professional fees. The remaining $10,000 will be due when the Company=s registration statement is declared effective by the Securities and Exchange Commission.

BLACK MOUNTAIN GOLD, INC.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 10 B SHORT-TERM NOTES PAYABLE

At March 31, 2001, the Company has recorded notes payable to related parties in the amount of $66,000. This amount is represented by three promissory notes less prior year payment of $4,000. Each note has a stated rate of 12% interest and is due on demand. Two notes were issued in exchange for cash of $20,000. The third note, dated August 25, 2000, was exchanged for 50,000 Nexland Inc. common stock shares, valued at $50,000. In consideration of the third loan, 50,000 common stock shares of the Company were issued as a loan fee. (See Note 5.) These notes are unsecured and uncollateralized.

NOTE 11 B RELATED PARTIES

On June 1, 2000, the Company began paying $500 a month for office rent to a related party. There is no written agreement for the space, which is leased on a month to month basis.

Three promissory notes in the aggregate amount of $66,000 are due to two shareholders. See Note 10.

Mr. Richard Steeves, the secretary/treasurer of the Company, was also the secretary and director of Nexland, Inc. until July 2000, when he resigned. The Company owned significant investments in Nexland, Inc. See Note 3.

A total of $5,840 was paid to a related party for accounting services during the period ended December 31, 2000. During the quarter ended March 31, 2001, the Company incurred $5,021 in accounting fees to a related party. This is included in accounts payable in the accompanying financial statements.

As of March 31, 2001, two shareholders owe the Company a total of $14,098. These notes have stated rates of 12% interest and are due on demand.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expenses	$ 13,200 $ 25,000 $ 25,000 $ 25,000 $ 365,000 $ 25,000 $ 150,800* ------------
TOTAL	$ 5,628,200 ========

* Miscellaneous expenses includes any expenses related to the offering which we have not considered and are unknown to us at the present time.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Common Shares and Convertible Class "A" Preferred Shares
Name and address	Date	Shares	Consideration
Baragan Mountain LLC 528 Fon du Lac East Peoria, IL 61611	05/17/00	50,000 Common 100,000 Preferred	1,719 "A" Warrants and 438 Common Shares of Nexland, Inc. value $3,066
Robert Brown 40100 Brandywine, #404 East Peoria, IL 61614	06/29/00	200,000 Common 400,000 Preferred	1,550 and 6,450 Common Shares of Nexland, Inc. value $56,000
Joe Bruckman 204 North Main Washington, IL 61571	06/21/00	75,000 Common 150,000 Preferred	3,380 "A" Warrants of Nexland, Inc. valued $-0-
Cactus Valley Mining Inc. 528 Fon du Lac East Peoria, IL 61611	06/21/00	100,000 Common 200,000 Preferred	4,400 "A" Warrants of Nexland, Inc. value $-0-
Aaron Cathart 4616 Highway 56 Chavin, LA 70344	09/20/00	25,000 Common 50,000 Preferred	1,000 Common Shares of Nexland, Inc. value $7,000
Dynasty Trust Dale L. & Doris Runyon 528 Fon du Lac East Peoria, IL 61611	04/26/00	500,000 Common 1,000,000 Preferred	20,000 Common Shares of Nexland, Inc. value $140,000
Byron Farrel 826 Banyon Court Marco Island, FL 34145	06/21/00	87,500 Common 175,000 Preferred	3,750 "A" Warrants of Nexland, Inc. value $-0-
Getz Well Mining LLC 528 Fon du Lac East Peoria, IL 61611	06/21/00	100,000 Common 200,000 Preferred	4,400 "A" Warrants of Nexland, Inc. value $-0-
Hidden Valley Mining LLC#1 528 Fon du Lac East Peoria, IL 61611	06/21/00	1,500,000 Common 3,000,000 Preferred	66,000 "A" Warrants of Nexland, Inc. value $-0-

Bob Jones 207 N.W. Madison St.Rushville, IL 62861	03/09/00	25,000 Common 50,000 Preferred	1,000 common shares of Nexland, Inc. value $7,000
Charlie Knapp 307 Galesburg Dr. Knoxville, IL 51448	5/31/00	75,000 Common 150,000 Preferred	2,700 "A" Warrant and 600 Common Shares value $4,200
Maurice and Julia Littlefield 2 Quail Covey Road Lexington, VA 24450	06/21/00	50,000 Common 100,000 Preferred	2,200 "A" Warrants of Nexland, Inc. value $-0-
Donna Logsdon 133 N. 4th St. Springfield, IL 62702	06/21/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Maxam Gold Corporation 528 Fon du Lac East Peoria, IL 61611	06/21/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Louis & Polly Myers 595 Lime Drive Petersburg, IL	06/21/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Phoenix International Mining 528 Fon du Lac East Peoria, IL 61611	06/21/00	1,262,500 Common 2,525,000 Preferred	44,000 "A" Warrants of Nexland, Inc. value $-0-
Joel & Patricia Postma 1446 E. Grovers Avenue, #8 Phoenix, AZ 85022	08/22/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
RGS Services 1811 E. Meadow Lake Dr. Mahomet, IL 61853	03/14/00	50,000 Common 100,000 Preferred	2,000 Common Shares of Nexland, Inc. value $14,000
Roger Roemer 6343 McLean Road Miner, IL 61759	06/21/00	125,000 Common 250,000 Preferred	5,500 "A" Warrants of Nexland, Inc. value $-0-

Robert Rask P. O. Box 144 Victoria, IL 61485	06/21/00	75,000 Common 150,000 Preferred	3,300 "A" Warrants of Nexland, Inc. value $-0-
Lowell Rask P. O. Box 98 Victoria, IL 61485	06/21/00	325,000 Common 100,000 Preferred	14,300 "A" Warrants of Nexland, Inc. value $-0-
Harriet Rucker 1003 W. Centennial Drive Peoria, IL 61614	04/14/00	175,000 Common 350,000 Preferred	7,500 "A" Warrants and 200 Common Shares value $1,400
Carol Jean Runyon 1333 N. 92nd St., #109 Scottsdale, AZ 85260	07/26/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
Daniel & Karen Runyon 5713-A Brown Avenue Fort Knox, KY 40121	07/05/00	75,000 Common 150,000 Preferred	3,300 "A" Warrants of Nexland, Inc. value $-0-
Raymond Schurwanz 807-B Valley Stream Dr. Wheeling, IL 60090		50,000 Common 100,000 Preferred	Receivable
Frank Shafer R.R. #1, Box 125 Wyoming, IL 61491	08/21/00	125,000 Common 250,000 Preferred	1,650 Common Shares of Nexland, Inc. value $11,550
Uranco Trust #1 528 Fon du Lac East Peoria, IL 61611	10/17/00	25,000 Common 50,000 Preferred	1,100 "A" Warrants of Nexland, Inc. value $-0-
George Wright 1101 Center Street New Iberia, LA 70560	09/07/00	25,000 Common 50,000 Preferred	1,000 Common Shares of Nexland, Inc. value $7,000
Christopher Wright 1101 Center Street New Iberia, LA 70560	09/07/00	25,000 Common 50,000 Preferred	1,000 Common Shares of Nexland, Inc. value $7,000

All of the foregoing securities were issued pursuant to Reg. 504 of the Securities Act of 1933. At the time of the foregoing securities were sold, we were not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; we were not an investment company; and, we were not a development stage company that either had no specific plan or purpose or indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Further, the sale of the foregoing securities did not exceed $1,000,000. All of the foregoing sales were made by Dale Runyon, our Chairman of the Board and accordingly we relied upon the exemption available pursuant to Rule 3a4-1 of the Exchange Act to make such sales without registering as a broker/dealer with the SEC.

At the time of the sales, Mr. Runyon was:

1. Not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Was not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Was not at the time of his participation, an associated person of a broker-dealer; and,

4. Meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs at the end of the private placement, substantial duties for or on our behalf otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) did not participate in selling and offering of securities for any other Issuer during the last twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation SB.

Exhibit No.	Document Description
3.1* 3.2* 4.1* 5.1* 23.5 23.6 99.1*

Articles of Incorporation.
Bylaws.
Specimen Stock Certificate.
Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
Consent of Williams & Webster, P.S., Certified Public Accountants.
Consent of Conrad C. Lysiak, Esq.
Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Peoria, Illinois, on this 6th day of August, 2001.

BLACK MOUNTAIN GOLD, INC.

BY: /s/ Roger D. Roemer
Roger D. Roemer, President, Principal Executive Officer,

and a member of the Board of Directors

BY: /s/ Richard G. Steeves

Richard G. Steeves, Treasurer, Principal Financial Officer, and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Roger D. Roemer, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dale L. Runyon Dale L. Runyon	Chairman of the Board of Directors	Aug 6, 2001
/s/ Roger D. Roemer Roger D. Roemer	President an a member of the Board of Directors	Aug 6, 2001
/s/ Richard G. Steeves Richard G. Steeves	Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors	Aug 6, 2001
_________________________ R. Michael Holecek	Member of the Board of Directors	Aug __, 2001
/s/ Alan E. Hubbard Alan E. Hubbard	Member of the Board of Directors	Aug 6, 2001
/s/ John A. Yellich John A. Yellich	Member of the Board of Directors	Aug 6, 2001
_________________________ John N. Stoss	Member of the Board of Directors	Aug __, 2001